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                                  EXHIBIT 10-2
                                  ------------

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


         This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "AMENDMENT NO. 1") is made as of the 15th day of December, 2000, by and between HIGH FALLS BREWING COMPANY, LLC, a New York limited liability company ("PURCHASER"), and THE GENESEE BREWING COMPANY, INC., a New York corporation ("SELLER").


                                R E C I T A L S :

         A. Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of August 29, 2000 (the "PURCHASE AGREEMENT").

         B. The parties to the Purchase Agreement desire to amend the Purchase Agreement as set forth herein.

         C. Capitalized terms used, but not defined herein shall have the meanings given thereto in the Purchase Agreement.


                              P R O V I S I O N S :

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. INTERCREDITOR AGREEMENT, ETC. The parties agree to execute and deliver at Closing, provided the same is executed and delivered by each of the other parties thereto, an Intercreditor Agreement in the form of EXHIBIT K attached hereto. The execution of such agreement shall be added to the "Deliveries by Purchaser to Seller" set forth in Section 4.4 of the Purchase Agreement. The form of Investor Subordinated Note (referred to in Section 3.1) shall be in the form of EXHIBIT B-3 attached hereto and copies of each executed Note shall be delivered to Seller at Closing.

         2. EXHIBIT C MANAGEMENT AGREEMENT. The form of this EXHIBIT C, mentioned in Section 3.5 of the Purchase Agreement, is attached hereto, none having been previously attached to the Purchase Agreement.

         3. EXHIBIT D MANAGEMENT SEPARATION AGREEMENT. The revised forms of this EXHIBIT D, mentioned in Sections 4.3 and 7.15 of the Purchase Agreement, are attached hereto, EXHIBIT D-1 being for Samuel T. Hubbard, Jr. and EXHIBIT D-2 being for all other management employees.

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         4. EXHIBIT E SETTLEMENT AND RELEASE. The form of this EXHIBIT E, mentioned in Section 9.13 of the Purchase Agreement, is attached hereto, none having been previously attached to the Purchase Agreement.

         5. SECTION 3.1 PURCHASE PRICE AND PAYMENT. The parties amend Section
3.1 of the Purchase Agreement to read in its entirety as follows: The consideration (the "Purchase Price") to be paid by the Purchaser to the Seller for the sale, assignment, delivery and transfer of the Assets and the Seller's other obligations made under this Agreement shall be the sum of (a) Twenty-Two Million Dollars ($22,000,000) plus or minus the Net Working Capital; (b) the Purchaser's assumption if the Assumed Liabilities; and (c) the amount paid by Seller to purchase the Gallina property in accordance with EXHIBIT A-1 to the Asset Purchase Agreement, if the Seller has obtained title thereto prior to Closing and transfers same to Purchaser, or, if Seller has not obtained title, the sum of $7,000, being the deposit paid by Seller in connection with the Purchase and Sale Agreement for the Gallina property (items (a) through (c) being collectively the "Initial Payment"). The Initial Payment shall be paid at the Closing as follows: Eleven Million Dollars ($11,000,000) plus or minus the amount of the Net Working Capital, as determined from the Estimated Closing Date Balance Sheet, plus the amounts referred to in (c) above, by wire transfer of immediately available funds to the account or accounts designated by Seller, with the remaining balance of Eleven Million Dollars ($11,000,000) as follows:

                  (a) By delivery of Purchaser's $4.5 Million Junior Subordinated Note (the "$4.5 Million Note"), in the form attached hereto as EXHIBIT B-1. The $4.5 Million Note will be secured by a perfected security interest in all of Purchaser's assets exclusive of real property and motor vehicles granted pursuant to a general security agreement in the form attached hereto as EXHIBIT B-2.

                  (b) By delivery of Purchaser's $3.5 Million First Senior Bridge Note (the "$3.5 Million Note"), in the form attached hereto as EXHIBIT B-4. The $3.5 Million Note will be secured by a perfected security interest exclusive of motor vehicles in the Machinery, Tangible Property and Intangible Assets granted pursuant to a security agreement in the form attached hereto as EXHIBIT B-2 and by the mortgage referred to in 5(c).

                  (c) By delivery of Purchaser's $3 Million Second Senior Bridge Note (the "$3 Million Note"), in the form attached hereto as EXHIBIT B-5. The $3 Million Note will be secured by a first mortgage lien on the Real Property (and a first perfected security interest in all fixtures). The first lien shall be granted pursuant to a mortgage in the form attached hereto as EXHIBIT B-6, limited to $3 Million, and Purchaser shall pay all costs of recording same, including the mortgage tax.

                  (d) The $4.5 Million Note and the Boston Beer Note (hereinafter defined) are subject to Purchaser's right of offset to the extent that Purchaser is entitled to indemnification by Seller pursuant to a certain Indemnification Agreement between Seller and Purchaser of even date as a result of Seller's breach of its covenant in Section 6 of its

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Limited Performance Guaranty given to Boston Brewing Company, Inc., d/b/a The
Boston Beer Co. for itself and as sole general partner of Boston Brewing Company Limited Partnership. The right of offset shall survive until the expiration of the applicable Statute of Limitations and shall follow the procedures set forth in the second, third and fourth sentences of Section 11.7 of the Purchase Agreement. Purchaser shall have no other right of offset under the Boston Beer Note except as specifically provided in this Section 3.1(d). Purchaser shall have no right of offset against the $3.5 Million Note or the $3.0 Million Note, regardless of the nature of Purchaser's claim.

         6. SECTION 3.3 ALLOCATION OF PURCHASE PRICE. The parties agree that
Schedule 3.3 will not be attached to either the Purchase Agreement or this Amendment No. 1 and that each party shall allocate the Purchase Price among the Acquired Assets according to their fair market value.

         7. SECTIONS 7.5, 7.16, 8.3 AND 9.3 CONSENTS, ETC. Provided that Boston Brewing Company, Inc. d/b/a The Boston Beer Company, a Massachusetts corporation, for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership (collectively, "BOSTON BREWING") executes and delivers to Purchaser the Consent in the form of EXHIBIT F attached hereto, the parties agree to execute and deliver at Closing in satisfaction of the relevant portions of Sections 7.5, 8.3 and 9.3, the following forms attached hereto:

                  Assignment and Assumption Agreement - Exhibit A to Consent

                  Limited Performance Guaranty - Exhibit B to Consent

                  Indemnification Agreement - Exhibit to Assignment and Assumption Agreement

         The parties agree that the Purchaser will pay, and be solely responsible for, any liabilities or monies due Boston Brewing under the Production Agreement for any change parts, modifications or new equipment of Seller paid, funded or provided by Boston Brewing, including, but not limited to, the amount that may be due for Seller's No. 2 line.

         In the event the Purchaser's "contract production," from all contract customers, for the three (3) year period commencing immediately after Closing is less than 2.5 million barrels, the parties agree that so long as no Event of Default has occurred and is continuing under the promissory note executed and delivered by Purchaser to Seller pursuant to the above-mentioned Indemnification Agreement for payments made under the Production Agreement (the "Boston Beer Note"), then the third (3rd) anniversary $3.0 million principal payment due under the $4.5 Million Note referred to in Section 3.1 of the Purchase Agreement (as amended by this Amendment No. 1) shall be paid as follows:

                  (a) $1.0 million (together with all other principal and interest unpaid under such note, less $2,000,000) shall be paid on the third
(3rd) anniversary of the Closing;
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                  (b) $1.0 million shall be paid on the fourth (4th) anniversary of the Closing; and

                  (c) $1.0 million shall be paid on the fifth (5th) anniversary of the Closing;

         each such payment being subject to the default and acceleration terms of the said Subordinated Note.

                  As used herein, "CONTRACT PRODUCTION" means all beverages of any kind produced by Purchaser at any facilities and sold to third parties ("CONTRACTING PARTIES") for resale by and under such third party's labels, as measured by barrels shipped.

                  Not later than January 31, 2002 and 2003, Purchaser shall cause to be prepared and delivered to Seller a certificate executed by an officer of Purchaser setting forth the names of all of Contracting Parties and the contract production for each of the Contracting Parties during the calendar years 2001 and 2002 and the cumulative amount since the Closing. Not more than thirty (30) days after the end of each full nine (9), ten (10) and eleven (11) calendar month period following December 31, 2002, Purchaser shall cause to be prepared and delivered to Seller a similar certificate setting forth the contract production for each such full nine (9), ten (10) and eleven (11) calendar month period and the cumulative amount since the Closing, as well as a certificate for the cumulative amount from Closing to December 15, 2003, to be delivered by December 31, 2003. If requested by Seller, Purchaser shall make available copies of each of the contracts between the Purchaser and each Contracting Party and all records necessary for Seller to verify the contents of the officer's certificate.

                  In addition, the parties agree to add the following subsection to the end of Section 7.5 (while deleting the word "and" from immediately prior to (d) and placing it at the end of (d):

                  "and (e) an assignment of the letter agreement dated September 25, 2000 between UDV of North America, Inc. ("UDV") and Seller (a copy of which is attached hereto as EXHIBIT G) and any agreement pursuant thereto (the "UDV AGREEMENTS"). Purchaser agrees to assume and comply with the terms of the UDV Agreements.

                  8. SECTION 3.2 ADDITIONAL PURCHASE PRICE. The parties agree that the only benefits received by Purchaser from the over-funded pension plan which shall require payment of additional purchase price under subsection (a) of
Section 3.2 shall be receipt of a loan or equity investment by Purchaser (through any means or device, including, but not limited to, an ESOP investment by plan trustees) or by reversion of excess assets to Purchaser.

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                  9. SECTION 9.7 LABOR CONTRACTS AND EMPLOYEE BENEFIT PLANS. The
parties agree that the execution and delivery by Purchaser to Seller of the Indemnity Agreement in the form attached hereto as EXHIBIT H shall satisfy the conditions set forth in Section 9.7.

                  10. SECTION 11.3 LIMITATION ON INDEMNIFICATION LIABILITIES. The parties agree that the Threshold Amount referred to in Section 11.3 shall exclude any Taxes for which Seller is liable under the Purchase Agreement as owner and operator of Genesee Brewery through the Closing, and any Damages incurred or suffered by Seller's breach of its obligations under its Limited Performance Guaranty (Exhibit B) to Boston Brewing.

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         11. SCHEDULES. The following Schedules to the Purchase Agreement are amended and, as amended, are - attached to this Amendment No. 1:

                  Schedule 2.2      -        Excluded Assets
                  Schedule 2.3(b)   -        Assumed Liabilities
                  Schedule 5.7      -        Taxes
                  Schedule 5.8      -        Real Property Permitted Exceptions
                  Schedule 5.11              -  Tangible Property Permitted
                  Schedule 5.17              -  Licenses and Permits Exceptions
                  Schedule 5.18              -  Legal Proceedings
                  Schedule 7.3      -        Excluded Employees

         12. LIMITED LIABILITY COMPANY GUARANTY. In accordance with the requirements of Section 2.5 of the Purchase Agreement, GENESEE BREWING EQUIPMENT, LLC ("GB Equipment"), a New York limited liability company has been formed by filing Articles of Organization with the New York Secretary of State. The required publication of a Notice of Organization has not commenced. At Closing or before, Seller shall transfer and assign to GB Equipment in exchange for 100% of the membership interests in GB Equipment, that portion of Seller's Machinery and Tangible Property (as defined in the Purchase Agreement) which on transfer to an entity not owned by the transferor would be subject to New York State sales tax. At Closing, Seller shall transfer to Purchaser Seller's membership interest in GB Equipment whereupon Purchaser shall cause GB Equipment to guaranty each of the Purchaser's Notes to Seller (described above) as well as Purchaser's other monetary obligations to Seller, and to grant Seller a security interest in all assets transferred to it by Seller, which guaranty and security interest shall be in accordance with the form Guaranty and Security Agreement attached hereto as EXHIBIT_I and EXHIBIT J, respectively.

         13. NAME CHANGE. Immediately prior to Closing, Monroe Brewing Co., LLC shall change its name to HIGH FALLS BREWING COMPANY, LLC and all instruments of transfer and certificate from Seller to Purchaser shall be addressed to Purchaser's new name while all security agreements, mortgage and certificates from Purchaser to Seller shall be from Purchaser's new name.

         14. EFFECTIVENESS. This Amendment No. 1 shall be effective as of the date first above written when executed by Seller and Purchaser.

         15. COUNTERPARTS. This Amendment No. 1 may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement.

         16. GOVERNING LAW. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

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         17. INCORPORATION OF AMENDMENT. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall be a reference to the Purchase Agreement as amended hereby.

         18. NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment No. 1, no other amendment or modification is made to any other provisions of the Purchase Agreement, and the Purchase Agreement shall remain in full force and effect, as amended hereby, and as so amended the Seller and Purchaser hereby reaffirm all of their respective rights and obligations thereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

                                           HIGH FALLS BREWING COMPANY, LLC

                                           By:    /s/ Samuel T. Hubbard, Jr.
                                                  ------------------------------
                                           Name:
                                           Title: Manager

                                           THE GENESEE BREWING COMPANY, INC.

                                           By:    /s/ Mark W. Leunig
                                                  ------------------------------
                                           Name:  Mark W. Leunig
                                           Title: Vice President

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                        EXHIBITS TO THIS AMENDMENT NO. 1
                        --------------------------------


Exhibit B-1       -        $4.5 Million Note
Exhibit B-2       -        Security Agreement of Monroe
Exhibit B-4       -        $3.5 Million Note
Exhibit B-5       -        $3 Million Note
Exhibit B-6       -        Mortgage
Exhibit C         -        Management Agreement
Exhibit D-1       -        Management Separation Agreement (Hubbard)
Exhibit D-2       -        Management Separation Agreement (Others)
Exhibit E         -        Settlement and Release
Exhibit F         -        Consent, with Exhibits
                                 A. Assignment and Assumption Agreement, with
                                    Exhibit

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                                    -  Indemnification Agreement, with Exhibit
                                       A. Promissory Note
                                 B. Limited Performance Guaranty
Exhibit G         -        UDV Letter Agreement (9/25/00)
Exhibit H         -        Indemnity Agreement (re: union contracts and benefit
                           plans)
Exhibit I         -        Guaranty of Genesee Brewing Equipment, LLC
Exhibit J         -        Security Agreement of Genesee Brewing Equipment, LLC


                                AMENDED SCHEDULES
                                -----------------

                                (See Section 12)